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MORTON INDUSTRIAL GROUP, INC.
THIRD AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank	LaSalle Bank National Association
Chicago, Illinois	Chicago, Illinois
Branch Banking & Trust Co.	National City Bank
Raleigh, North Carolina	Cleveland, Ohio
Firstar Bank Milwaukee, N.A.
Milwaukee, Wisconsin

Ladies and Gentlemen:

    Reference is hereby made to that certain Credit Agreement dated as of May 29, 1998 (the "Credit Agreement"), as amended and currently in effect by and among Morton Industrial Group, Inc., a Georgia corporation (the "Borrower"), and you (the "Lenders"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

    The Borrower hereby applies to the Lenders to amend certain of the financial covenants contained in the Credit Agreement and to make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

SECTION 1.  AMENDMENTS.

    Upon the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 6 hereof, the Credit Agreement shall be and hereby is amended as follows:

    Section 1.01.  Default Rate.  Section 2 of the Credit Agreement is hereby amended by adding the following new Section 2.14 immediately following the end of Section:

      Section 2.14.  Default Rate.  Notwithstanding anything to the contrary contained in Section 2 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it (computed on the basis of a year of 360 days and actual days elapsed) at a rate per annum equal to (i) for any Revolving Loan or the Term A Loan the sum of 3% plus the Domestic Rate from time to time in effect and (ii) for the Term B Loan the sum of 5 3/4% plus the Domestic Rate from time to time in effect; provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

    Section 1.02.  Termination.  Section 3.4 of the Credit Agreement is hereby amended by adding the following new sentence immediately following the end of Section:

    Notwithstanding anything in this Section to the contrary, the Borrower shall have the right to terminate the Revolving Credit Commitments on one (1) hour's prior notice to the Agent if such termination is concurrent with the repayment in full of the Obligations and Hedging Liability.

    Section 1.03.  Capital Structure Representation.  Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.18 immediately following the end of Section:

      Section 6.18.  Capital Structure.  (a)  Generally.  The authorized capital stock of the Borrower consists of (i) 20,000,000 shares of Class A Common Stock, $.01 par value, of which there were 4,580,495 shares issued and outstanding as of January 30, 2000 and no shares held in the treasury of the Borrower; (ii) 200,000 shares of Class B Common Stock, $.01 par value, of which there were 200,000 shares issued and outstanding as of January 30, 2000 and no shares held in the treasury of the Borrower; and (iii) 2,000,000 shares of Preferred Stock, no par value, of which 10,000 shares were issued and outstanding as of January 30, 2000 and no shares held in the treasury of the Borrower. All outstanding shares of the Borrower's Class A and Class B Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Borrower or any agreement or document to which the Borrower is a party or by which it is bound. As of January 30, 2000, the Borrower had remaining a reserve of an aggregate of 1,166,711 shares, 165,690 shares and 25,000 shares, respectively, of the Borrower's Class A Common Stock for issuance to employees pursuant to the Borrower's 1997 Employee Stock Option Plan (the "Stock Option Plan"), the Borrower's Amended and Restated Executive and Director Stock Option Agreement ("Executive Option Agreement") and the Borrower's Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan (the "Borrower Director Plan"). The Borrower may also issue "payment-in-kind" Preferred Stock in lieu of cash dividends on its outstanding Preferred Stock Schedule 6.18 sets forth for each Person who held options to acquire shares of the Borrower's Class A or Class B Common Stock, or any other capital stock of the Borrower, in each case at December 31, 1999, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option was vested at such date and the vesting schedule for such option.

      (b).  Obligations With Respect to Capital Stock.Except as set forth in Section 6.18(a), as of January 30, 2000, there are no equity securities, partnership interests or similar ownership interests of any class of the Borrower, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 6.18(a), as of January 30, 2000, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Borrower or any of its Subsidiaries is a party or by which it is bound obligating the Borrower or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Borrower or any of its Subsidiaries or obligating the Borrower or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

    Section 1.04.  New Financial Covenants.  Sections 8.6, 8.7, 8.8 and 8.9 of the Credit Agreement are hereby amended in their entirety and as so amended shall be restated to read as follows:

      Section 8.6.  Interest Coverage Ratio.  The Borrower will, as of the last day of each monthly accounting period of the Borrower ending on or about any date specified below, maintain an Interest Coverage Ratio as of such date of not less than:

On	Interest Coverage Ratio Shall Not Be Less Than
January 29, 2000	0.20 to 1.0
February 26, 2000	0.56 to 1.0
April 1, 2000	1.11 to 1.0
April 29, 2000	1.15 to 1.0
May 27, 2000	1.08 to 1.0
July 1, 2000	1.15 to 1.0
July 29, 2000	0.93 to 1.0
August 26, 2000	0.92 to 1.0
September 30, 2000	1.05 to 1.0
October 28, 2000	1.09 to 1.0
November 25, 2000	1.06 to 1.0
December 31, 2000	1.01 to 1.0
January 31, 2001 and last day of each	2.00 to 1.0
monthly accounting period thereafter

      Section 8.7.  Cash Flow Leverage Ratio.  The Borrower shall not, at any time during any monthly accounting period of the Borrower ending on or about any date specified below, permit the Cash Flow Leverage Ratio at any time during such monthly accounting period to be greater than:

During Monthly Period Commencing	Cash Flow Leverage Ratio Shall Not Be Greater Than
January 29, 2000	7.16 to 1.0
February 26, 2000	5.51 to 1.0
April 1, 2000	3.98 to 1.0
April 29, 2000	3.88 to 1.0
May 27, 2000	3.91 to 1.0
July 1, 2000	3.66 to 1.0
July 29, 2000	3.98 to 1.0
August 26, 2000	4.18 to 1.0
September 30, 2000	3.84 to 1.0
October 28, 2000	3.82 to 1.0
November 25, 2000	3.87 to 1.0
December 31, 2000	3.87 to 1.0
January 31, 2001 and	3.50 to 1.0
during all subsequent periods

      Section 8.8.  EBITDA.  The Borrower will maintain EBITDA for the period specified below in an amount not less than the sum indicated to the right of such period below:

For Period
EBITDA Shall Not Be Less Than:
From and Including	To and Including
January 1, 2000	January 29, 2000	$703,000
January 1, 2000	February 26, 2000	$1,874, 000
January 1, 2000	April 1, 2000	$3,844, 000
January 1, 2000	April 29, 2000	$5,236, 000
January 1, 2000	May 27, 2000	$6,297, 000
January 1, 2000	July 1, 2000	$7,783, 000
January 1, 2000	July 29, 2000	$8,068, 000
January 1, 2000	August 26, 2000	$9,160, 000
January 1, 2000	September 30, 2000	$10,995, 000
January 1, 2000	October 28, 2000	$12,472, 000
January 1, 2000	November 25, 2000	$13,507, 000
January 1, 2000	December 31, 2000	$14,351, 000

      Section 8.9.  Fixed Charge Coverage Ratio.  The Borrower will not, as of the last day of each monthly accounting period of the Borrower ending on or about any date specified below, permit the Fixed Charge Coverage Ratio to be less than:

Fixed Charge Leverage Ratio
On	Shall Not Be Greater Than
January 29, 2000	1.05 to 1.0
February 26, 2000	1.38 to 1.0
April 1, 2000	1.18 to 1.0
April 29, 2000	1.33 to 1.0
May 27, 2000	1.37 to 1.0
July 1, 2000	1.20 to 1.0
July 29, 2000	1.14 to 1.0
August 26, 2000	1.18 to 1.0
September 30, 2000	1.15 to 1.0
October 28, 2000	1.20 to 1.0
November 25, 2000	1.24 to 1.0
December 31, 2000	1.13 to 1.0
January 31, 2001 and the last day of each	1.40 to 1.0
monthly accounting period thereafter

    Section 1.05.  Accounts Payable.  Section 8.10(b) of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

      (b) The Borrower will not, and will not permit its Subsidiary to, allow accounts payable of the Borrower and its Subsidiaries (as computed on a consolidated basis in accordance with GAAP, but in any event treating payables as outstanding to the extent checks or similar items in payment thereof remain in the possession of the Borrower or any Subsidiary) outstanding at any time to exceed $17,500,000.

    Section 1.06.  Repurchase of Options.  Section 8.15 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

      Section 8.15.  Dividends and Certain Other Restricted Payments.  The Borrower will not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that the foregoing shall neither apply to nor operate to prevent (i) the Borrower's expenditure of up to $63,000 in the aggregate on a cumulative basis on and after May 28, 1998 (the date of this Agreement) to redeem fractional shares of its common stock resulting from a previous reverse stock split of the Borrower or (ii) the Borrower's repurchase of options held by officers of the Borrower as of December 31, 1999 to acquire capital stock of the Borrower no longer exercisable after September 20, 2000 to the extent that the exercise of such options by any such officer would by itself result in a limitation under Section 382 of the Code on the Borrower's right to use its net operating loss carryforwards in existence as of December 31, 1999, provided (1) the aggregate consideration for such repurchases on a cumulative basis on and after January 30, 2000 (the date of the Third Amendment to this Agreement) does not exceed $75,000 in cash, with any additional consideration payable in the form of promissory notes issued by the Borrower or any Subsidiary constituting Subordinated Debt (it being understood that the terms of such notes shall not permit any payment of principal, interest or premium thereon to be made at any time while any Obligations or Hedging Liability are outstanding), and (2) each such repurchase shall only be permitted to the extent that at the time of such repurchase and immediately after giving effect thereto, there shall not occur or be continuing any Default or Event of Default.

    Section 1.07.  New Covenants.  Section 8 of the Credit Agreement shall be and hereby is amended by adding the following Sections immediately at the end of such Section 8:

      Section 8.27.  Net Worth.  The Borrower will, as of December 31, 1999, have a Net Worth of not less than $2,000,000.

      Section 8.28.  Issuance of Bank Warrants.  As consideration for the Third Amendment to this Agreement, if the Obligations and Hedging Liability have not been fully paid, and the Revolving Credit Commitments terminated, before September 20, 2000 (whether or not the Borrower may then be in default of this Agreement), then the Borrower agrees to issue no later than September 20, 2000 to those Lenders which executed such Amendment, Bank Warrants for that whole number of Class A shares of the Borrower's Common Stock (as defined in Exhibit J attached hereto) which would constitute the Required Percentage of the aggregate amount of Class A and Class B shares of the Borrower's Common Stock outstanding as of January 30, 2000 (which percentage share of the Borrower's Common Stock will be subject to adjustment as more fully set forth in the Bank Warrants). The Bank Warrants shall be allocated to the Lenders which executed such Third Amendment ratably in accordance with the principal amount of their respective investments in the Loans and L/C Obligations. The "Required Percentage" will be 4.99% or such lower percentage (but in no event less than 3.99%) as would permit the Borrower to use its existing net operating loss carryforwards without limitation under Section 382 of the Code ("Section 382"), but with the determination for purposes of computing the Required Percentage of whether the Borrower can use its existing net operating loss carryforwards without limitation under Section 382 (any such limitation being hereinafter referred to as a "Section 382 Limitation") to be made based on the following assumptions and qualifications:

        1.  Only those limitations under Section 382 on carrying forward net operating losses resulting solely from any one or more of the following shall be considered in determining whether the Required Percentage should be reduced by reason of a Section 382 Limitation (each of the following, a "Considered Limiting Factor"): (i) the decrease subsequent to January 30, 2000 and prior to September 20, 2000 in the market value of Class A shares of the Borrower's Common Stock, (ii) the issuance of Class A Common Stock upon exercise of the options to purchase Class A shares of such Common Stock outstanding on December 31, 1999 and described on Schedule 6.18 hereto or (iii) the exercise of the options described in the immediately preceding clause (ii). Any Section 382 Limitation not resulting solely from a Considered Limiting Factor shall be disregarded for purposes of determining whether such a Section 382 Limitation exists for purposes of determining the Required Percentage.

        2.  No reduction in the Required Percentage shall occur if the Borrower's right to use its existing net operating loss carryforward would be limited for any reason other than a Considered Limiting Factor.

        3.  The determination of whether a Section 382 Limitation exists for purposes of computing the Required Percentage shall be subject to such further qualifications and limitations as are set forth on Exhibit J to this Agreement.

      Section 8.29.  Class A Common Stock.  The Borrower shall at all times maintain, in reserve, and keep available for issuance such number of authorized shares of Class A Common Stock as may at any time be issuable upon exercise of the Bank Warrants, solely for the purpose of issue upon the exercise of the Bank Warrants.

      Section 8.30.  Issuance of Dilutive Equity.  The Borrower will not, during the period commencing January 1, 2000 and ending September 28, 2001 (1) issue, deliver or authorize the issuance of, offer, pledge, sell, contract to sell, sell any option, subscription, rights, warrants or contract to purchase, purchase any option, subscription, rights, warrants or contract to sell, grant any option, subscription, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or Class B Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or Class B Common Stock or such other securities, in cash or otherwise, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, except for (i) the issuance of Class A Common Stock in exchange for Class B Common Stock outstanding as of December 31, 1999 in accordance with the Borrower's Articles of Incorporation, (ii) the issuance of Class A Common Stock upon exercise of the options to purchase Class A Common Stock outstanding on December 31, 1999 and described on Schedule 6.18 hereto, (iii) the issuance of options to purchase Class A Common Stock for bona fide compensatory purposes pursuant to the Borrower's 1997 Stock Option Plan, provided such options are exercisable after January 1, 2001, (iv) the issuance of options for bona fide compensatory purposes pursuant to the Borrower's Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan, or (v) the issuance of options to third party lenders in connection with the refinancing and payment in full of all of the Obligations and Hedging Liability and termination of this Agreement if such refinancing, payment and termination is completed on or before September 28, 2001. The Borrower will not seek to increase the number of shares of Class A Common Stock authorized or issuable under the 1997 Stock Option Plan or the Amended and

  Restated Executive and Director Option Agreements, or the Morton Industrial Group, Inc. Nonemployee Directors' Compensation Plan as of December 31, 1999 other than by an amount not exceeding 50,000 shares.

    Section 1.08.  Amended Event of Default.  Section 9.1(c) is hereby amended and as so amended shall be restated in its entirety to read as follows:

      (c) default in the observance or performance of any covenant set forth in Sections 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.15, 8.16, 8.17, 8.18, 8.25, 8.27, 8.28, 8.29 or 8.30 hereof; or

    Section 1.09.  New Definitions.  Section 5.1 of the Credit Agreement shall be and hereby is amended by adding the following definitions in their proper alphabetical order:

      "Net Worth"  means, at any time the same is to be determined, the total shareholder equity (including common and preferred capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interest in Subsidiaries) which would appear on the balance sheet of the Borrower and its Subsidiaries determined on a consolidation basis in accordance with GAAP.

      "Bank Warrants"  means warrants to purchase Class A shares of the Borrower's Common Stock in the form (or substantially the form) of Exhibit I to this Agreement.

    Section 1.10.  Changed Definitions.  Section 5.1 of the Credit Agreement shall be amended by striking the definitions of the terms "Cash Flow Leverage Ratio", "Fixed Charge Leverage Ratio" and "Interest Coverage Ratio" appearing therein and substituting therefor the following new definitions of such terms:

      "Cash Flow Leverage Ratio"  means, as of any date the same is to be determined, the ratio of (x) Total Funded Debt as of such date to (y) EBITDA for the twelve (12) consecutive monthly accounting periods of the Borrower ending on, or (if none so end) most recently completed prior to such date; provided however, that as of the last day of each monthly accounting period of the Borrower during its fiscal year 2000, the Cash Flow Leverage Ratio shall mean the ratio of (x) Total Funded Debt as of such date to (y) the product of (i) EBITDA for each monthly accounting period of the Borrower (with each such period taken together) which commenced on or any time after January 1, 2000 and is then fully completed and (ii) a fraction, the numerator of which is 12 and the denominator of which is the whole number of such fully completed monthly accounting periods.

      "Fixed Charge Coverage Ratio"  means, as of any date the same is to be determined, the ratio of (i) EBITDA for the twelve (12) consecutive monthly accounting periods of the Borrower ending on, or (if none so end) most recently completed prior to such date to (ii) the sum (during the same twelve (12) consecutive monthly accounting periods) of (a) Interest Expense and (b) Cash Maturities; provided, however, as of the last day of each monthly accounting period of the Borrower during its fiscal year 2000, the Fixed Charge Coverage Ratio shall mean the ratio of (i) EBITDA for each monthly accounting period of the Borrower (with each such period taken together) which commenced on or any time after January 1, 2000 and is then fully completed to (ii) the sum of (for the same monthly accounting period or periods of the Borrower) (a) Interest Expense and (b) Cash Maturities.

      "Interest Coverage Ratio"  means, as of any date the same is to be determined, the ratio of (i) EBIT for the twelve (12) consecutive monthly accounting periods of the Borrower ending on, or (if none so end) most recently completed prior to such date to (ii) Interest Expense for the same twelve (12) consecutive monthly accounting periods; provided, however, as of the last day of each monthly accounting period of the Borrower during its fiscal year 2000, the Interest Coverage Ratio shall mean the ratio of (i) EBIT for each monthly accounting period of the Borrower (with each such period taken together) which commenced on or any time after January 1, 2000 and is then fully completed to (ii) Interest Expense for the same monthly accounting period or periods of the Borrower.

    Section 1.12.  New Exhibits and Schedule.  The Credit Agreement shall be further amended by (i) inserting immediately after Exhibit H to the Credit Agreement, new Exhibits I and J in the forms attached hereto as Annex I and Annex II, respectively, and (ii) inserting immediately after Schedule 6.2 to the Credit Agreement, a new Schedule 6.18 in the form attached hereto as Annex III.

SECTION 2.  FIELD AUDIT AND APPRAISALS.

    In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower will, and will cause its Subsidiaries to, cooperate with High Ridge Partners, an independent firm retained by the Agent, in performing a field audit and related analysis of the Borrower's consolidated financial condition and business and the Collateral (it being understood that completion of that work is expected within 45 days of its commencement). The Borrower hereby promises to pay on demand the cost and expense of this work and agrees the Borrower's liability for such cost and expense will not be limited by Section 3.1(c) of the Credit Agreement. If and to the extent that the Agent or Required Lenders determines that any appraisals of any Property of the Borrower or any Subsidiary are appropriate and any such appraisals are ordered, the Borrower will, and will cause its Subsidiaries to, cooperate with the firms performing such work. The Borrower hereby promises to pay on demand the cost and expense of each such appraisal and agrees that the Borrower's liability for such cost and expense will not be limited by Section 3.1(c) of the Credit Agreement. The failure of the Borrower to observe and perform its obligations under this Section 2 will be deemed an immediate Event of Default under the Credit Agreement.

SECTION 3.  BANK WARRANT-RELATED FEE.

    In order to further induce the Lenders to execute this Amendment, the Borrower has agreed to pay a fee to the Agent for those Lenders which execute this Amendment (to be allocated among them ratably in accordance with the principal amount of their respective investments in the Loans and L/C Obligations) (the "Bank Warrant-Related Fee") if (i) the Required Percentage is less than 4.99% and (ii) the Obligations and Hedging Liability have not been fully paid, and the Revolving Credit Commitments terminated, before September 29, 2000. The Bank Warrant-Related Fee shall be deemed fully earned upon the execution by the Lenders of this Amendment and shall be due and payable on September 29, 2000. The Bank Warrant-Related Fee shall be equal to the product of (i) market value per share of the Borrower's Class A shares of its Common Stock as of September 20, 2000 (as defined in Exhibit J attached hereto) times (ii) the difference between (x) the number of Class A shares covered by the Bank Warrants actually issued and (y) the number of shares that would have been covered by the Bank Warrants had the Required Percentage been 4.99%. The Borrower's failure to pay the Bank Warrant-Related Fee when due will be deemed an immediate Event of Default under the Credit Agreement.

SECTION 4.  WAIVER.

    At the Borrower's request, upon the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 6 hereof, any noncompliance by the Borrower with Sections 8.6, 8.7, 8.8, 8.9 or 8.10(b) of the Credit Agreement (as such Sections were in effect prior to giving effect to this Amendment) as of the close of its fiscal year ending on December 31, 1999 is hereby waived.

SECTION 5.  REPRESENTATIONS.

    In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that for purposes of this paragraph the representations contained in Section 6.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6.  CONDITIONS PRECEDENT.

    The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

    Section 6.01.  The Borrower, each of the Guarantors, the Agent and the Required Lenders shall have executed and delivered this Amendment.

    Section 6.02.  The Borrower shall have made such prepayments on the Revolving Credit Loans so as to assure the aggregate unpaid principal balance of Revolving Credit Loans, L/C Obligations and Swing Loans does not exceed the lesser of the Revolving Credit Commitments after giving effect to this Amendment or the Borrowing Base as then determined and computed.

    Section 6.03.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

    No later than February 10, 2000, the Agent shall have received, for the account of the Lenders, an opinion of the Borrower's counsel with respect to this Amendment, such opinion to be in form and substance reasonably acceptable to the Agent and the Required Lenders. The Agent's failure to receive such opinion by such deadline shall constitute an Event of Default.

SECTION 7.  RELEASE OF CLAIMS.

    TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND ITS SUBSIDIARIES HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS, THE AGENT AND THEIR AFFILIATES AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF THE FOREGOING, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS, THE AGENT AND SUCH OTHER PARTIES, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

SECTION 8.  MISCELLANEOUS.

    Section 8.01.  The Borrower and each Guarantor acknowledges and agrees that all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. The Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. The Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be required by the Agent or Required Lenders to confirm any of the foregoing. Each Guarantor agrees that its consent to this Amendment is not required and that its consent to any further amendments of the Credit Agreement shall not be required as a result of this consent having been obtained. The Borrower and Guarantors hereby acknowledge and agree that the Loans and L/C Obligations as modified by this Amendment and the Obligations arising under this Amendment constitute indebtedness guaranteed by the Guarantees and secured by each of the Collateral Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

    Section 8.02.  Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

    Section 8.03.  This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

    Section 8.04.  The Borrower agrees to pay all out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the fees and expenses of counsel for the Agent with respect to the foregoing.

    Section 8.05.  Each party hereto acknowledges and agrees that this Amendment satisfies the requirement of the December 29, 1999 Waiver to Credit Agreement for an Amendment to the Credit Agreement restructuring the financial covenants contained therein through the end of the Borrower's fiscal year 2000.

[SIGNATURE PAGES FOLLOW]

    Dated as of January 30, 2000.

MORTON INDUSTRIAL GROUP, INC.
By
Name: Title:
MORTON METALCRAFT CO.
By
Name: Title:
MORTON METALCRAFT CO. OF NORTH CAROLINA
By
Name: Title:
MORTON METALCRAFT CO. OF SOUTH CAROLINA
By
Name: Title:
CGI LIQUIDATING CO. (formerly known as Carroll George, Inc.)
By
Name: Title:
B&W METAL FABRICATORS, INC.
By
Name: Title:

    Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK
By
Name: Title:
BRANCH BANKING & TRUST CO.
By
Name: Title:
FIRSTAR BANK MILWAUKEE, N.A.
By
Name: Title:
LASALLE BANK NATIONAL ASSOCIATION
By
Name: Title:
NATIONAL CITY BANK
By
Name: Title:

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MORTON INDUSTRIAL GROUP, INC. THIRD AMENDMENT TO CREDIT AGREEMENT